Midiman, Inc.
                      2002 Stock Option/Stock Issuance Plan


                                   Article 1

                               General Provisions
                               ------------------

        1.1.    Purpose of the Plan.

                This Plan is intended to promote the interests of the Corporation by providing eligible persons, who are employed by or serving the Corporation or any Parent or Subsidiary, with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

                Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

        1.2.    Structure of the Plan.

                A. The Plan shall be divided into two separate equity programs:

                        (i) the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

                        (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

                B. The provisions of Articles 1 and 4 shall apply to both equity programs under the Plan and shall govern the interests of all persons under the Plan.

        1.3.    Administration of the Plan.

                A. The Board shall administer the Plan. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

                B. The Plan Administrator shall have the authority (subject to the provisions of the Plan) to establish such rules and procedures as it may deem appropriate for proper administration of the Plan and to make such





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determinations under, and issue such interpretations of, the Plan and any outstanding options or stock issued under the Plan as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option grant or stock issued under the Plan.

                C. The Plan Administrator shall have full authority to determine:

                        (i) with respect to the grants made under the Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and

                        (ii) with respect to stock issuances made under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when those issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by Participant for such shares. Each option grant or stock issuance approved by the Plan Administrator shall be evidenced by the appropriate documentation.

                D. To the maximum extent permitted by law, the Corporation shall indemnify each member of the Board who acts as the Plan Administrator, as well as any other Employee of the Corporation with duties under the Plan, against expenses and liabilities (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's duties under the Plan, unless the losses are due to the individual's gross negligence or lack of good faith. The Corporation will have the right to select counsel and to control the prosecution or defense of the suit. In the event that more than one person who is entitled to indemnification is subject to the same claim, all such persons shall be represented by a single counsel, unless such counsel advises the Corporation in writing that he or she cannot represent all such persons under applicable rules of professional responsibility. The Corporation will not be required to indemnify any person for any amount incurred through any settlement unless the Corporation consents in writing to the settlement.

        1.4. Eligibility. The persons eligible to participate in the Plan are as follows:

                A.      Employees,

                B. members of the Board and the members of the board of directors of any Parent or Subsidiary, and

                C. independent contractors who provide services to the Corporation (or any Parent or Subsidiary).




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        1.5.    Stock subject to the Plan.

                A. The shares of Common Stock issuable under the Plan shall be shares of authorized but unissued or reacquired shares of Common Stock.
The maximum number of shares of Common Stock that may be issued and outstanding or subject to options outstanding under the Plan shall not exceed 2,181,996 shares (Includes the increase of 666,396 shares approved by the Board and the Stockholders of the Corporation as of March 22,2004.).

                B. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to their being exercised in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article 2. Unvested Shares issued under the Plan and subsequently (1) cancelled or (2) repurchased by the Corporation, at a price per share not greater than the option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.

                C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, reverse stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable pursuant to the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation's preferred stock or warrants into shares of Common Stock.

















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                                   Article 2

                              Option Grant Program
                              --------------------


        2.1.    Exercise Price.

                A. The Plan Administrator shall fix the exercise price per share. However, (a) if the option is granted to a 10% Shareholder, the exercise price per share must not be less than 110% of the Fair Market Value per share of Common Stock on the date the option is granted, (b) if an Non-Statutory Option is granted to an Optionee who is not a 10% Shareholder, the exercise price per share must not be less than 85% of the Fair Market Value per share of Common Stock on the date the option is granted and (c) if an Incentive Option is granted to an Optionee who is not a 10% Shareholder, the exercise price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the date the option is granted.

                B. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section 4.1 and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under Section 12 of the Exchange Act at the time the option is exercised, then the exercise price (and any applicable withholding taxes) may also be paid as follows:

                        (i) with shares of Common Stock held for the requisite period, if any, necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                        (ii) to the extent the option is exercised for Vested Shares, through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable instructions to (1) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (2) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

        2.2. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten years measured from the date that the option is granted.





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        2.3.    Effect of Termination of Service.

                A. The following provisions shall govern the exercise of any options granted to Optionee that are outstanding at the time Optionee's Service ceases:

                        (i) Should Optionee's Service cease for any reason other than death, Disability or Misconduct, then each option shall remain exercisable until the close of business on the earlier of (a) the three month anniversary of the date Optionee's Service ceased or (b) the termination of the option.

(                       ii)     Should Optionee's Service cease due to death or
Disability, then each option shall remain exercisable until the close of business on the earlier of (a) the twelve month anniversary of the date Optionee's Service ceased or (b) the termination of the option.

                        (iii) During the limited period of post-Service exercisability, an option may only be exercised for Vested Shares. Following Optionee's cessation of Service, no additional option shares shall vest, except as otherwise specifically provided by the Plan Administrator in its sole discretion pursuant to an written agreement with Optionee. Upon the expiration of such limited exercise period or (if earlier) upon the termination of the option, the options shall terminate and cease to be outstanding for any option shares for which the options have not been exercised.

                        (iv) Should Optionee's Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct, then each outstanding option granted to Optionee shall terminate immediately with respect to all option shares.

                B. Understanding that there may be adverse tax and accounting consequences to doing so, the Plan Administrator shall have the complete discretion, exercisable either at the time an option is granted or at any time while Optionee remains in Service, to:

                        (i) extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service, but in no event beyond the expiration of the option, and/or

                        (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of Vested Shares for which such option is exercisable at the time of Optionee's cessation of Service but also with respect to one or more additional installments in which Optionee would have vested had Optionee continued in Service.

        2.4. Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become the holder of record of the purchased shares.

        2.5. Unvested Shares. The Plan Administrator shall have the discretion to grant options that are exercisable for Unvested Shares. Should




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Optionee's Service cease while the shares issued upon the early exercise of
Optionee's option are still unvested, the Corporation shall have the right to repurchase any or all of those Unvested Shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share on the date Optionee's Service ceased. Once the Corporation exercises its repurchase right, Optionee shall have no further shareholder rights with respect to those shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. Any repurchases must be made in compliance with the relevant provisions of California law. The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than 20% per year vesting, with the initial vesting to occur not later than one year after the option is granted.

        2.6. Limited Transferability of Options. An Incentive Option shall be exercisable only by Optionee during his or her lifetime and shall not be assignable or transferable other than by will or by the laws of inheritance following Optionee's death. A Non-Statutory Option may be assigned in whole or in part during Optionee's lifetime to one or more of Optionee's family members (as defined in Rule 701 promulgated by the Securities and Exchange Commission) or to Optionee's former spouse through a gift or domestic relations order. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

        2.7. Incentive Options. The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 2.7, all the provisions of Articles 1, 2 and 4 shall be applicable to Incentive Options. Options that are specifically designated as Non-Statutory Options are not subject to the terms of this Section 2.7.

                A. Eligibility. Incentive Options may only be granted to Employees.

                B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee pursuant to the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed $100,000. To the extent that an Optionee's options exceed that limit, they will be treated as Non-Statutory Options (but all of the other provisions of the option shall remain applicable), with the first options that were awarded to Optionee to be treated as Incentive Options.

                C. Term of Option Granted to a 10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the option term shall not exceed five years measured from the date the option is granted.

        2.8.    Change in Control.




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                A.      The shares subject to each option outstanding under the
Plan at the time of a Change in Control shall automatically become Vested Shares, and each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to that option. However, the shares subject to an outstanding option shall not become Vested Shares on an accelerated basis if and to the extent: (i) the option is to be assumed by the successor corporation (or parent thereof) or otherwise to be continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) the option is to be replaced with a cash incentive program of any successor corporation (or parent thereof) which preserves the spread existing on the Unvested Shares at the time of the Change in Control and provides for subsequent payout of that spread no later than the time Optionee would vest in those Unvested Shares or (iii) the acceleration of the vesting of such option is subject to other limitations imposed by the Plan Administrator.

                B. All outstanding repurchase rights under the Option Grant Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately become Vested Shares, immediately prior to the consummation of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to be continued in full force and effect pursuant to the terms of the Change in Control transaction, (ii) any property (including cash payments) issued with respect to Unvested Shares is to be held in escrow and released no later than as provided by the vesting schedule in effect for the Unvested Shares pursuant to the Change in Control transaction or
(iii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

                C. Immediately following the consummation of the Change in Control, all outstanding options shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

                D. Each option that is assumed or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control, had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Change in Control and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the holders of Common Stock receive cash consideration in whole or part for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

                E. Among its discretionary powers, the Plan Administrator shall have the ability to structure an option (either at the time the option is




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granted or at any time while the option remains outstanding) so that some or all of the shares subject to that option shall automatically become Vested Shares upon the occurrence of (i) a Change in Control, (ii) another specified event and/or (iii) the Involuntary Termination of Optionee's Service within a designated period of time following a specified event. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to some or all of the shares held by Optionee shall terminate on an accelerated basis either upon (i) a Change in Control,
(ii) another specified event, and/or (iii) the Involuntary Termination of Optionee's Service within a designated period of time following a specified event, and the shares subject to those terminated rights shall become Vested Shares at that time.

                F. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the $100,000 limitation set forth in Section 2.7(B) is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the federal tax laws.

        2.9. Cancellation and Regrant of Options. The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options covering the same or different number of shares of Common Stock.
















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                                   Article 3

                             Stock Issuance Program
                             ----------------------


        3.1.    Purchase Price.

                A. The Plan Administrator shall fix the purchase price per share. However, (i) if shares are issued under the Stock Issuance Program to a 10% Shareholder, then the purchase price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of issuance or
(ii) if shares are issued under the Stock Issuance Program to a Participant who is not a 10% Shareholder, then the purchase price per share shall not be less than 85% of the Fair Market Value per share of Common Stock on the date of issuance.

                B. Shares of Common Stock may be issued pursuant to the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                        (i)     cash or check made payable to the Corporation,

                        (ii) past services rendered to the Corporation (or any Parent or Subsidiary), or

                        (iii)   a promissory note to the extent permitted by
Section 4.1.

        3.2.    Vesting Provisions.

                A. Shares of Common Stock issued pursuant to the Stock Issuance Program may, in the discretion of the Plan Administrator, be Vested Shares or may vest in one or more installments over Participant's period of Service or upon attainment of specified performance objectives. Shares of Common Stock may also be issued pursuant to the Stock Issuance Program pursuant to awards that entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements. However, the Plan Administrator may not impose a vesting schedule upon any shares of Common Stock issued under the Stock Issuance Program which is more restrictive than 20% per year vesting, with the initial vesting to occur not later than one year after the shares are issued.

                B. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which Participant may have the right to receive with respect to Participant's Unvested Shares by reason of any stock dividend, stock split, reverse stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to Participant's Unvested Shares and shall be treated as if they had been acquired on the same date as the Unvested Shares and (ii) such




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escrow arrangements as the Plan Administrator shall deem appropriate.

                C. Should Participant cease to remain in Service while one or more Unvested Shares issued pursuant to the Stock Issuance Program are outstanding or should the performance objectives not be attained with respect to one or more such Unvested Shares, then the Corporation shall have the right to repurchase the Unvested Shares at a price per share equal to the lower of (a) the purchase price paid per share or (b) the Fair Market Value per share on the date Participant's Service ceased or the performance objectives were not attained. The terms upon which such repurchase right shall be exercisable shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. Any repurchase must be made in compliance with the relevant provisions of California law.

                D. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more Unvested Shares (or other assets attributable thereto) which would otherwise occur upon the cessation of Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver may be effected at any time and shall result in the immediate vesting of Participant's interest in the shares of Common Stock as to which the waiver applies.

                E. Outstanding share right awards granted pursuant to the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained or satisfied.

        3.3. Shareholder Rights. Subject to the terms of the Stock Issuance Agreement, the Participant shall have full shareholder rights with respect to any shares of Common Stock issued to Participant pursuant to the Stock Issuance Program, whether or not Participant's interest in those shares is vested. Accordingly, Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Cash dividends constitute taxable compensation to Participant and are deductible by the Corporation (unless Participant has made an election under Section 83(b) of the Code).

        3.4.    Change in Control.

                A. Upon the occurrence of a Change in Control, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately become Vested Shares, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or are otherwise continue in full force and effect pursuant to the terms of the transaction, (ii) the property (including cash payments) issued with respect to the Unvested Shares is held in escrow and released no later than as provided by the vesting schedule in effect for the Unvested Shares pursuant to the terms of




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the Change in Control transaction, or (iii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

                B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the Unvested Shares are issued or any time while the Corporation's repurchase rights with respect to those shares remain outstanding, to provide that those rights shall automatically terminate in whole or in part on an accelerated basis, and some or all of the shares of Common Stock subject to those terminated rights shall immediately become Vested Shares, upon the occurrence of a Change in Control or another specified event or in the event that Participant's Service is Involuntarily Terminated within a designated period of time following a specified event.









































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                                   Article 4


                              Miscellaneous Matters
                              ---------------------


        4.1. Financing. The Plan Administrator may permit any Optionee or Participant to pay the exercise price for shares subject to an option granted under the Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note secured by the purchased shares and payable in one or more installments. The Plan Administrator, after considering the potential adverse tax and accounting consequences, shall set the remaining terms of the note. However, any promissory note delivered by a consultant must be secured by collateral in addition to the purchased shares of Common Stock. In no event may the maximum credit available to Optionee or Participant exceed the sum of (A) the aggregate option exercise price or purchase price payable for the purchased shares plus (B) any applicable income and employment tax liability incurred by Optionee or Participant in connection with the option exercise or share purchase.

        4.2. First Refusal Rights. The Corporation shall have the right of first refusal with respect to any proposed disposition by Optionee or Participant (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable and lapse in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

        4.3. Tax Withholding. The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

        4.4. Share Escrow/Legends. Unvested Shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Unvested Shares vest or may be issued directly to Participant or Optionee with restrictive legends on the certificates evidencing the fact that Participant or Optionee does not have a vested right to them.

        4.5.    Effective Date and Term of Plan.

                A. The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Corporation's shareholders approve the Plan. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

                B. The Plan shall terminate upon the earlier of (i) the expiration of the ten year period measured from the date the Plan is adopted by the Board or (ii) termination by the Board. All options and unvested stock




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issuances outstanding at the time of the termination of the Plan shall continue in effect in accordance with the provisions of the documents evidencing those options or issuances.

        4.6.    Amendment or Termination.

                A. The Board shall have complete and exclusive power and authority to amend or terminate the Plan or any awards made hereunder. However, no such amendment or termination of the Plan shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless Optionee or Participant consents to such amendment or termination. In addition, certain amendments may require approval of the Corporation's shareholders.

                B. Although there may be adverse accounting consequences to doing so, options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve months after the date the first such excess grants or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and (ii) the Corporation shall promptly refund to Optionees and Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled.

        4.7. Regulatory Approvals. The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (A) upon the exercise of any option or (B) pursuant to the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted, and the shares of Common Stock issued, pursuant to it.

        4.8. No Employment or Service Rights. Nothing in the Plan shall confer upon Optionee or Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of Optionee or Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause, unless the relationship is subject to an employment agreement.

        4.9. No Restraint. Neither the grant of options nor the issuance of Common Stock under the Plan shall affect the right of the Corporation to undertake any corporate action.

        4.10. Use of Proceeds. Any cash proceeds received by the Corporation from the sale of shares of Common Stock pursuant to the Plan shall be used for any corporate purpose.




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        4.11.   Financial Reports. The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option granted or shares issued under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.

        4.12. Share Reserve. The maximum number of shares of Common Stock that may be issued over the term of the Plan together with the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Corporation shall not exceed 30% of the then outstanding shares (on an as if converted basis) of the Corporation unless a percentage higher than 30% is approved by at least two-thirds of the outstanding shares of the Corporation entitled to vote on such matter.

                                    Appendix
                                    --------


                The following definitions shall be in effect under the Plan:

                A.      Board shall mean the Corporation's Board of Directors.

                B. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

                        (i) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction;

                        (ii) a sale, transfer or other disposition of all or substantially all of the Corporation's assets; or

                        (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13-d3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities from a person or persons other than the Corporation.

                        In no event shall any public offering of the Corporation's securities be deemed to constitute a Change in Control.

                C. Code shall mean the Internal Revenue Code of 1986, as amended.

                D. Committee shall mean a committee of two or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

                E.      Common Stock shall mean the Corporation's common stock.

                F. Corporation shall mean Midiman, Inc., a California corporation, or the successor to all or substantially all of the assets or voting stock of Midiman, Inc. which has assumed the Plan.

                G. Disability shall mean the inability of Optionee or Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of twelve months or more.




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
                H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

                I. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

                J. Exercise Date shall mean the date on which the option shall have been exercised in accordance with the applicable option documentation.

                K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                        (i) If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                        (ii) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                        (iii) If the Common Stock is at the time neither listed on any stock exchange or the Nasdaq Stock Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate but shall be determined without regard to any restrictions other than a restriction which, by its term, will never lapse.

                        (iv) For purposes of same day sales, the Fair Market Value shall be deemed to be the amount per share for which the shares of Common Stock were sold.

                L. Incentive Option shall mean an option that satisfies the requirements of Code Section 422.

                M.      Involuntary Termination shall mean:

                        (i) such individual's involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or

                        (ii) such individual's voluntary resignation within 60 days following (a) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities, (b) a reduction in his or her base salary by more than 15%, unless the base salaries of all similarly situated individuals are reduced by the Corporation or any Parent or Subsidiary employing the individual, or (c) a relocation of such individual's place of employment by more than fifty miles, provided and only if such change, reduction or relocation is effected without the individual's written consent.

                N. Misconduct shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by Optionee or Participant, (ii) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or (iii) any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner; provided, however, that if the term or concept has been defined in an employment agreement between the Corporation and Optionee or Participant, then Misconduct shall have the definition set forth in such employment agreement. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

                O. Non-Statutory Option shall mean an option that does not qualify as an Incentive Option.

                P. Option Grant Program shall mean the option grant program in effect under Article 2 of the Plan.

                Q. Optionee shall mean any person to whom an option is granted pursuant to the Plan.

                R. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                S. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

                T. Plan shall mean this Midiman, Inc. 2002 Stock Option/Stock Issuance Plan.

                U. Plan Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

                V. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a member of the board of directors or an independent contractor,




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
except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

                W. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

                X. Stock Issuance Program shall mean the stock issuance program in effect under Article 3 of the Plan.

                Y. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                Z. 10% Shareholder shall mean the owner of stock (after taking into account the constructive ownership rules of Section 424(d) of the
Code) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

                AA.     Unvested Shares shall mean shares of Common Stock have
not vested in accordance with the vesting schedule applicable to those shares or any special vesting acceleration provisions and which are subject to the Corporation's repurchase right.

                BB.     Vested Shares shall mean shares of Common Stock which
have vested in accordance with the vesting schedule applicable to those shares or any special vesting acceleration provisions and which are no longer subject to the Corporation's repurchase right.









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